UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2017

Mast Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32157	84-1318182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 500, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 552-0866

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 23, 2017, Mast Therapeutics, Inc. (“Mast”) entered into a Sub-Sublease Agreement (the “Sub-Sublease”) with MEI Pharma, Inc. (“Sub-Sublessee”) relating to the sublease by Mast to Sub-Sublessee of approximately 13,707 square feet of rentable office space on the fifth floor of the building located at 3611 Valley Centre Drive, San Diego, California 92130 (the “Subleased Premises”).  The Subleased Premises currently serve as Mast’s corporate headquarters, but as a result of Mast’s recent corporate restructuring and its anticipated merger transaction with Savara Inc., Mast does not have an ongoing need for its current facilities.

The term of the Sub-Sublease commences on July 1, 2017 and expires on May 31, 2020, coterminus with Mast’s sublease of the Subleased Premises pursuant to its Sublease Agreement, dated June 19, 2014, with Santarus, Inc. (“Sublessor”).  The commencement date of the Sub-Sublease may be earlier than July 1, 2017 if Sub-Sublessee completes its move-in and begins operating its business in the Subleased Premises, however, such move-in will not begin earlier than June 1, 2017.  The period beginning with the date on which the Sub-Sublease commences through May 31, 2020 is herein referred to as the “Sub-Sublease Term.”

Monthly base rent under the Sub-Sublease is $43,862.40, subject to increases of 3.0% annually on the anniversary of commencement of the Sub-Sublease Term.  However, monthly base rent for calendar month 2 of the Sub-Sublease Term shall be abated.  In addition to the base rent, Sub-Sublessee is responsible for electricity used on the Subleased Premises and, beginning on July 1, 2018 and continuing thereafter during the Sub-Sublease Term, Sub-Sublessee is obligated to pay as additional rent an amount equal to the amount of real-estate taxes and standard operating expenses associated with the Subleased Premises that are in excess of the amount of such taxes and expenses associated with the Subleased Premises for calendar year 2017.

The Sub-Sublease contains customary default provisions allowing Mast to terminate the Sub-Sublease if Sub-Sublessee fails to cure a breach of any of its obligations within specified time periods. In addition, if Mast’s or Sublessor’s tenancy, control or right to possession of the Subleased Premises terminates by expiration of the sublease between Mast and Sublessor or the master lease or any other cause not due to the fault of Mast, the Sub-Sublease will also immediately cease and terminate.  Sub-Sublessee may not assign the Sub-Sublease or further sublet all or any part of the Subleased Premises without Mast’s prior written consent.

The Sub-Sublease is subject to and conditioned upon the consent and waiver of Sublessor and Kilroy Realty, L.P. as master lessor pursuant to an office lease, dated October 5, 2012, with Sublessor.  If such consents and waiver are not obtained within 20 business days of March 23, 2017, either Mast or Sub-Sublessee may terminate the Sub-Sublease and Mast would be obligated to refund to Sub-Sublessee all amounts paid by Sub-Sublessee as of the date of such termination.

A copy of the Sub-Sublease is filed as Exhibit 10.1 to this report and incorporated herein by reference. The foregoing description of the terms and conditions of the Sub-Sublease is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index immediately following the signature page of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mast Therapeutics, Inc.

Date: March 28, 2017	By:	/s/ Brandi L. Roberts
Brandi L. Roberts
Chief Financial Officer and Senior Vice President

Exhibit Index

Exhibit Number	Description

10.1	Sub-Sublease Agreement, dated March 23, 2017, by and between Mast Therapeutics, Inc. and MEI Pharma, Inc.

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